Exhibit 23.4

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of Vahanna Tech Edge Acquisition I Corp. of our report dated May 9, 2022, except for Note 2 as to which the date is January 13, 2023, relating to the financial statements of National Automobile Club.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak, LLP

San Jose, California

February 13, 2022